SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549


                               FORM 8-K


                            CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934

                              May 11, 1995
                             --------------
                   (Date of earliest event reported)


                ADVANCED TECHNOLOGY LABORATORIES, INC.
        (Exact name of registrant as specified in its charter)


      Washington                 0-15160           91-1353386
     ------------               ---------         ------------
     (State or other           (Commission      (I.R.S. Employer
     jurisdiction or              File          Identification No.)
     organization)               Number)


     22100 Bothell Everett Highway
     P.O. Box 3003, Bothell, Washington               98041-3003
     ----------------------------------               ----------
    (Address of principal executive offices)          (Zip Code)


     Registrant's telephone number, including area code: (206) 487-7000



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Item 5.        Other Events
               ------------

     Reincorporation:

     On May 11, 1995 Advanced Technology Laboratories, Inc., a
Delaware corporation, changed its legal domicile by merging with and into ATLI Washington Corporation, a Washington wholly owned subsidiary, and retained the name Advanced Technology Laboratories, Inc.(the "Company" or "ATL"). Pursuant to the terms of the merger, the Articles of Incorporation, Certificate of Designation of Preferred Series A Stock and Bylaws of ATLI Washington Corporation were deemed to be the charter documents of the surviving corporation. Reference is made to the Company's Proxy Statement dated April 3, 1995 for details regarding the reincorporation merger.

     Description of Capital Stock:

     Common Stock

     ATL's authorized capital includes 50,000,000 shares of common stock, $.01 par value per share ("ATL Common Stock"). All shares are entitled to participate equally in dividends. Each shareholder has one vote for each share registered in the shareholder's name as of the applicable record date for any matter presented to shareholders. All shares of ATL Common Stock rank equally on liquidation. Holders of shares of ATL Common Stock have no preemptive rights and are not entitled to cumulate votes in the election of directors.


     Preferred Stock

     ATL's authorized capital also includes 6,000,000 preferred shares ($1.00 par value per share), 500,000 of which have been designated Series A Preferred Shares ("ATL Series A Preferred Shares"). There are no preferred shares issued and outstanding. The ATL Board is authorized to establish the number of shares, designations, relative rights, preferences and limitations, including voting and conversion rights, of any future series of preferred shares.


     Shareholder Rights Plan

     Pursuant to the Amended and Restated Rights Agreement dated as of June 26, 1992, between ATL and First Chicago Trust Company of New York, as Rights Agent, as amended (The "Rights Agreement"), holders of shares of ATL Common Stock currently hold rights to purchase shares of ATL Series A Preferred Shares exercisable only in certain circumstances (the "Rights"). The Rights, which are represented by certificates for ATL Common Stock, currently trade together with the ATL Common Stock. Each Right, when it becomes exercisable as described below, will entitle the registered holder to purchase one one-hundredth (1/100) of an ATL Series A Preferred Share at a price (the "Purchase Price") equal to four times the average of the high and low sale prices of the ATL Common Stock as reported on the Nasdaq National Market for each of the 10 trading days commencing on the sixth trading day following the Distribution Date (as defined in the Rights Agreement).

      The ATL Series A Preferred Shares issuable upon exercise of the Rights will not be redeemable. Each ATL Series A Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $.01 per share, but will be entitled to an aggregate dividend of 100 times the dividend

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declared per share of ATL Common Stock, if any.  In the event of dissolution, liquidation or winding up of ATL, whether voluntary or involuntary, the holders of ATL Series A Preferred Shares will be entitled to a minimum preferential payment of $.01 per share, but will be entitled to an aggregate preferential payment of 100 times the payment made per share of ATL Common Stock. Each ATL Series A Preferred Share will have 100 votes, voting together with the ATL Common Stock. Finally, in the event of any merger, business combination, consolidation or other transaction in which the ATL Common Stock is exchanged, each ATL Series
A Preferred Share will be entitled to receive 100 times the amount received per share of ATL Common Stock. Because of the nature of the
ATL Series A Preferred Shares' dividend, liquidation and voting rights, the value of the one one-hundredth (1/100) interest in an ATL Series
A Preferred Share issuable upon exercise of each Right should approximate the value of one share of ATL Common Stock. Customary antidilution provisions are designed to protect that relationship in the event of certain changes in the ATL Common Stock and the ATL Series A Preferred
Shares.   The ATL Series A Preferred Shares are authorized to be issued in fractions that are an integral multiple of one one-hundredth (1/100) of an ATL Series A Preferred Share. ATL may, but is not required to, issue fractions of shares upon the exercise of Rights, and, in lieu of fractional shares, ATL may utilize a depository arrangement as provided by the terms of the ATL Series A Preferred Shares and, in the case of fractions other than one one-hundredth (1/100) of an ATL
Series A Preferred Share or integral multiples thereof, may make a cash payment based on the market price of such shares.

     Until the earlier of (i) such time as ATL learns that a person or group (including any affiliate or associate of such person or group) has acquired, or has obtained the right to acquire, beneficial ownership of 15% or more of the outstanding ATL Common Stock, (such person or group being an "Acquiring Person") and (ii) such date, if any, as may be designated by the ATL Board following the commencement of, or first public disclosure of an intent to commence, a tender or exchange offer for outstanding ATL Common Stock that could result in the offeror becoming the beneficial owner of 15% or more of the outstanding ATL Common Stock (the earlier of such dates, subject to certain exceptions, being the "Separation Date"), the Rights will be evidenced by certificates for ATL Common Stock registered in the names of the holders thereof (which certificates for ATL Common Stock will also be deemed to be Right Certificates, as defined herein), not by separate Right Certificates. Therefore, until the Separation Date, the Rights will be transferred with and only with the ATL Common Stock.

      As soon as practicable following the Separation Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of ATL Common Stock as of the close of business on the Separation Date (and to each initial record holder of certain ATL Common Stock originally issued after the Separation Date), and such separate Right Certificates alone will thereafter evidence the Rights.

     The Rights are not exercisable until the Separation Date and will expire on June 30, 2002, (the "Expiration Date"), unless earlier redeemed or canceled by ATL, as described below.

      The number of ATL Series A Preferred Shares or other securities issuable upon exercise of a Right, the Purchase Price, the Redemption Price (as defined herein) and the number of Rights associated with each outstanding share of ATL Common Stock are all subject to adjustment by the ATL Board in the event of any change in the ATL Common Stock or the ATL Series A Preferred Shares, whether by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of securities, split-ups, split-offs, liquidations, other similar changes in capitalization, any distribution or issuance of cash, assets, evidences of indebtedness or subscription rights, options or warrants to holders of ATL Common Stock or ATL Series A Preferred Shares, as the case may be (other than the Rights or regular quarterly cash dividends), or otherwise.

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      In the event a person becomes an Acquiring Person, the Rights will entitle each holder of a Right (other than those held by an Acquiring Person (or any affiliate or associate of such Acquiring Person)) to purchase, for the Purchase Price, that number of one one-hundredth (1/100) of an ATL Series A Preferred Share equivalent to the number of shares of ATL Common Stock that at the time of the transaction would have a market value of twice the Purchase Price.
Any Rights that are at any time beneficially owned by an Acquiring Person (or any affiliate or associate of an Acquiring Person) will be null and void and nontransferable and any holder of any such Right (including any purported transferee or subsequent holder) will be unable to exercise or transfer any such Right.

      After there is an Acquiring Person the ATL Board may elect to exchange each Right (other than Rights that have become null and void and nontransferable as described above) for consideration per Right consisting of one-half of the securities that would be issuable at such time upon the exercise of one Right pursuant to the terms of the Rights Agreement, and without payment of the Purchase Price.

      In the event ATL is acquired in a merger by, or other business combination with, or 50% or more of its assets or assets representing 50% or more of its earning power are sold, leased, exchanged or otherwise transferred (in one or more transactions) to a publicly traded corporation, each Right will entitle its holder (subject to the next paragraph) to purchase, for the Purchase Price, that number of common shares of such corporation that at the time of the transaction would have a market value of twice the Purchase Price. In the event ATL is acquired in a merger by, or other business combination with, or 50% or more of its assets or assets representing 50% or more of the earning power of ATL are sold, leased, exchanged or otherwise transferred (in one or more transactions) to an entity that is not a publicly traded corporation, each Right will entitle its holder (subject to the next paragraph) to purchase, for the Purchase Price, at such holder's option, (i) that number of shares of the surviving corporation in the transaction with such entity (which surviving corporation could be ATL) that at the time of the transaction would have a book value of twice the Purchase Price, (ii) that number of shares of such entity that at the time of the transaction would have a book value of twice the Purchase Price, or (iii) if such entity has an affiliate that has publicly traded common shares, that number of common shares of such affiliate that at the time of the transaction would have a market value of twice the Purchase Price.

      At any time prior to the earlier of (i) such time as a person becomes an Acquiring Person and (ii) the Expiration Date, the ATL Board may redeem the Rights in whole, but not in part, at a price (in cash or ATL Common Stock or other securities of ATL deemed by the ATL Board to be at least equivalent in value) of $.01 per Right, subject to adjustment as provided in the Rights Agreement (the "Redemption Price"); provided, however, that for the 120-day period after any date of a change (resulting from a proxy or consent solicitation) in a majority of the ATL Board in office at the commencement of such solicitation, the Rights may only be redeemed if (A) there are directors then in office who were in office at the commencement of such solicitation and (B) the ATL Board, with the concurrence of a majority of such directors then in office, determines that such redemption is, in its judgment, in the best interests of ATL and its shareholders. Immediately upon the action of the ATL Board electing to redeem the Rights, ATL will make an announcement thereof, and, upon such election, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

      Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of ATL, including, without limitation, the right to vote or to receive dividends.

      At any time prior to the Separation Date, ATL may, without the approval of any holder of the Rights, supplement or amend any provision of the Rights Agreement (including the date on which the

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Separation Date would occur, the time during which the Rights may be redeemed or the terms of the ATL Series A Preferred Shares), except that no supplement or amendment shall be made that reduces the Redemption Price (Other than pursuant to certain adjustments therein), provides for an earlier Expiration Date or makes certain changes to the definition of Acquiring Person. However, for the 120-day period after any date of a change (resulting from a proxy or consent solicitation) in a majority of the ATL Board in office at the commencement of such solicitation, the Rights Agreement may be supplemented or amended only if (A) there are directors then in office who were in office at the commencement of such solicitation and (B) the ATL Board, with the concurrence of a majority of such directors then in office, determines that such supplement or amendment is, in its judgment, in the best interests of ATL and its shareholders.

      The Rights have certain antitakeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire ATL without conditioning the offer on substantially all the Rights being acquired. The Rights will not interfere with any merger or other business combination approved by the ATL Board since the ATL Board may, at its option, at any time prior to any person becoming an Acquiring Person, redeem all but not less than all the then outstanding Rights at the Redemption Price.


     FDA Advisory Committee Panel Recommends Approval of PMA Application

     On December 11, 1995 a U.S. Food and Drug Administration (FDA) Advisory Committee Panel voted unanimously to recommend FDA approval, under certain conditions, of the pre-market approval (PMA) application of ATL which would allow a new clinical application of ultrasound, in conjunction with mammography, to provide a high level of confidence in differentiating benign from malignant or suspicious breast lesions, and thereby reduce the need for breast biopsy. The FDA usually follows the recommendation of its Advisory Committee Panel but is not obliged to do so. A final determination on approval of the PMA is expected in early 1996.


Item 7.        Exhibits

     c. Exhibits

          3.1(a)    Articles of Incorporation.

          3.1(b)    Certificate of Designation of Series A
                    Participating Cumulative Preferred Stock.

          3.2       Bylaws.

          20        ATL Press Release dated December 11, 1995.

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                              SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ADVANCED TECHNOLOGY
                                        LABORATORIES, INC.


     DATE:  January 10, 1996            BY:  /s/ W. Brinton Yorks, Jr.
                                            --------------------------
                                            W. Brinton Yorks, Jr.
                                            Vice President, General
                                            Counsel and Secretary



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                             EXHIBIT INDEX

Exhibit
Number    Exhibit
------    ----------------------------------------

3.1(a)    Articles of Incorporation

3.1(b)    Certificate of Designation of Series A
          Participating Cumulative Preferred Stock

3.2       Bylaws.

20        ATL Press Release dated December 11, 1995